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This presentation and the accompanying oral commentary contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations about the future of our business, including demand for our products and growth in our business, future revenue growth, future operating results, the outcome of litigation and the potential impact of litigation on our business, the impact of new and potential products and technology, our anticipated Q3 and 2023 full year operating results, and our ability to refinance our convertible debt. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; the extent and duration of adverse conditions in the general domestic and global economic markets; the effects of ongoing litigation; the availability of debt refinancing; the impact of competition; the impact of expanded sales, marketing, and product development activities on operating expenses; delays or other unforeseen problems with respect to manufacturing and product development; as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements. Forward-Looking Statements 2

In addition to our results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe certain non-GAAP, or adjusted, measures are useful in evaluating our operating performance. We use adjusted financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted financial measures, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, adjusted financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, other companies, including companies in our industry, may calculate similarly titled non-GAAP or adjusted measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our adjusted financial measures as tools for comparison. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP, or adjusted, financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these adjusted financial measures to their most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business. Notes Regarding Non-GAAP Financial Information 3

4 1. Business Trends 2. Patent Litigation 3. Financing Addressing Three Areas of Investor Focus Strong with FY23 revenue outlook independent of the outcome of ongoing UPC litigation Confident in the strengths of our legal defenses Progress toward refinancing convertible debt on terms that we expect will benefit shareholders

Business Trends: Momentum Remains Intact ● Continuing to receive numerous CosMx orders in Q3, with overwhelming majority of demand from North America and APAC ● CosMx order cancellation rate unchanged from Q2: <3% of order book ● Annual revenue guidance unchanged from guidance provided on August 3, 2023: $175 to $185 million o nCounter and Service: $75 to $80 million, positive Adjusted EBITDA (1) contribution o Spatial Biology: $100 to $105 million, over 100% year-over-year growth 5 (1) Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net loss adjusted for stock-based compensation expense, depreciation and amortization, net interest expense, net other expense, provision for income tax, litigation expenses and other special items as may be determined by management. A reconciliation of certain adjusted measures, including Adjusted EBITDA, to corresponding GAAP measures is not available without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future, and we are also unable to predict the probable significance of such adjusted guidance measures. Accordingly, in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not provided a reconciliation for adjusted guidance measures provided in this presentation. For further information regarding why we believe that these adjusted measures provide useful information to investors, the specific manner in which management uses these measures and some of the limitations associated with the use of these measures, please refer to “Notes Regarding Non-GAAP Financial Information” at the beginning of this presentation.

Patent Litigation: Perspectives ● Multi-step process, playing out over months and years ● Variety of possible outcomes across diverse jurisdictions; not binary ● Multi-layered defense not reliant on a single issue with arguments as follows: o Non-infringement of asserted claims o Invalidity of asserted patents o Injunctive relief not appropriate o Unclean hands re: NIH grant and Harvard license o Antitrust claims and unfair competition violations being considered in U.S. 6

Patent Litigation: Sept 5th & 6th UPC Hearing Summary ● September 5 and 6 hearing: arguments heard before European Unified Patent Court (UPC) ● Focus: request by 10x and Harvard for preliminary injunction related to claims under European Patent 4108782B1 (the “782 Patent”) with respect to CosMx for RNA detection ● Issues considered: o Validity of 782 Patent claims o Claim interpretation o Appropriateness of injunctive relief: weighing of interests, risks that could result if granted ● Conclusion: we expect a decision to be issued regarding the 782 Patent following a hearing on September 19 to consider a preliminary injunction request by 10x and Harvard relating to European Patent 2794928B1 (the “928 Patent”) 7

Patent Litigation: Procedural Differences by Jurisdiction

	Germany	UPC	U.S
Simultaneous invalidity and infringement proceedings?	No. Infringement ruling may come ~1 year before a ruling on invalidity	Yes. Infringement and invalidity are evaluated together	Yes. Infringement and invalidity are evaluated together
Technical Training of Judges / Use of Jury	Technically trained judges not utilized for infringement proceeding, but are utilized for the invalidity proceeding	Technically trained judges are utilized in the combined proceeding; panel of judges v. individual judge	Jury trial, individual judge
Approach to injunctive relief	Injunction is the standard form of relief if infringement is found. No perceptible effect of courts' more recent ability to apply "proportionality" analysis	UPC has discretion to balance the potential harm to the parties from the granting or refusal of the injunction, but no precedent available yet	Injunctions require plaintiff to show (1) monetary damages are insufficient, (2) balancing of hardships favors injunction, and (3) injunction not counter to public interest

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Patent Litigation: Limited Current Exposure in UPC Jurisdictions

Regional Distribution of CosMx Instrument Order Backlog at End of Q2'23
Orders

Total of ~150 CosMx Orders Representing ~$35M Revenue


65
60
11
14
UPC*
Non-UPC
North America
APAC
EMEA

UPC Jurisdiction* Exposure

- ~ 7% of order backlog at Q2:23
- ~ 3% of total NSTG H2:23 revenue

* Includes Germany

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Financing: Convertible Debt and Key Business Metrics ● Active discussions to refinance Company’s convertible debt ● Parties assessing valuation, relative risk of NSTG product lines individually ● Credit foundation: stable, nCounter business with positive Adjusted EBITDA (1) ● Substantial upside potential: growth and market leadership of Spatial Biology franchise 10 (1) Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net loss adjusted for stock-based compensation expense, depreciation and amortization, net interest expense, net other expense, provision for income tax, litigation expenses and other special items as may be determined by management. A reconciliation of certain adjusted measures, including Adjusted EBITDA, to corresponding GAAP measures is not available without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future, and we are also unable to predict the probable significance of such adjusted guidance measures. Accordingly, in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not provided a reconciliation for adjusted guidance measures provided in this presentation. For further information regarding why we believe that these adjusted measures provide useful information to investors, the specific manner in which management uses these measures and some of the limitations associated with the use of these measures, please refer to “Notes Regarding Non-GAAP Financial Information” at the beginning of this presentation.

Financing: nCounter is Profitable, Spatial Biology is High Growth 21.1 20.9 10.9 23.3 Q2'22 Q2'23 Revenue, Q2’23 vs. Q2’22 $ millions 32.0 nCounter Spatial 44.2 Anticipated Adjusted EBITDA(1) margin FY:23 Percent revenue +30% (90%) Growth Q2:23 Percent YOY (1%) +113% (40%)+37% 11 (1) Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net loss adjusted for stock-based compensation expense, depreciation and amortization, net interest expense, net other expense, provision for income tax, litigation expenses and other special items as may be determined by management. A reconciliation of certain adjusted measures, including Adjusted EBITDA, to corresponding GAAP measures is not available without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future, and we are also unable to predict the probable significance of such adjusted guidance measures. Accordingly, in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not provided a reconciliation for adjusted guidance measures provided in this presentation. For further information regarding why we believe that these adjusted measures provide useful information to investors, the specific manner in which management uses these measures and some of the limitations associated with the use of these measures, please refer to “Notes Regarding Non-GAAP Financial Information” at the beginning of this presentation.

Financing: Comparison to Life Sciences Peer Companies $180 $78 $103 $97 $207 $212 $256 $101 $116 $195 $188 0 50 100 150 200 250 NSTG nCounter franchise Spatial franchise AKYA ADPT CTKB TWST LAB QTRX OLK PACB 2023E Revenue(1) ($M) 2.4 1.8 1.9 2.8 3.0 3.6 4.6 5.3 9.0 14.2 - 5.0 10.0 15.0 NSTG nCounter franshise alone Spatial franchise alone AKYA ADPT CTKB TWST LAB QTRX OLK PACB Ratio of TEV(2) / 2023E Revenue 12 1.0 (1) NSTG 2023E revenue equal to midpoint of guidance ranges. Peer company 2023E revenue represent current Wall Street consensus estimates. (2) Total Enterprise Value, or TEV, equals market capitalization, less cash, cash equivalents and short-term investments, plus the book value of debt, net non-operating liabilities and preferred stock as of 6/30/23. SOURCE: NSTG financial advisors, public filings and Wall Street consensus estimates for 2023E revenue.